United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On February 14, 2013, Mr. Robert Peay notified the Board of Directors of Black Diamond, Inc. (the “Company”) that he is resigning as the Company’s Chief Financial Officer, its principal financial officer and principal accounting officer, effective as of March 15, 2013.

(c)       Following the resignation of Mr. Peay on March 15, 2013, Mr. Aaron Kuehne is expected to serve as the Company’s interim chief financial officer, and principal financial officer and principal accounting officer. Mr. Kuehne, who is 34 years of age, the Company’s current Vice President of Finance, has been with the Company since September 2010. Before joining the Company, Mr. Kuehne served as the Corporate Controller of Certiport from August 2009 to September 2010. From July 2004 to August 2009, Mr. Kuehne served in various capacities with KPMG LLC, most recently as Audit Manager. Mr. Kuehne graduated with a Bachelor of Arts degree in Accounting from University of Utah – David Eccles School of Business in 2002 and with a M.B.A. degree from University of Utah – David Eccles School of Business in 2004. He has also been a Certified Public Accountant since 2005.  Mr. Kuehne has no family relationships with any other director or executive officer of the Company. Mr. Kuehne’s employment with the Company is at-will and the Company pays Mr. Kuehne a salary of $150,000 per year.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated February 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2013

BLACK DIAMOND, INC.

By:	/s/ Robert Peay
Name:	Robert Peay
Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated February 14, 2013.